UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2013

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)  Not applicable.

(b)  On September 16, 2013, Mr. Mark Skaletsky, a Director of ImmunoGen, Inc. (the “Company”), notified our Chairman of the Board of Directors that he would not be standing for re-election at the annual meeting of shareholders to be held on November 12, 2013.

(c) — (d)  Not applicable.

(e)  On September 13, 2013, the Company and Mr. Gregory D. Perry, the Company’s former Executive Vice President and Chief Financial Officer, entered into a Transition and Separation Agreement in connection with Mr. Perry’s previously announced resignation from the Company.  The agreement provides, among other things, that the Company will provide Mr. Perry a salary continuation benefit equal to twelve months of his base salary in effect on September 13, 2013, his termination date.  Pursuant to the agreement, Mr. Perry gave a release of any claims against the Company.

(f)  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: September 19, 2013	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Executive Officer